                     CERTIFICATE OF THE SOLE STOCKHOLDER OF
                      MERRILL LYNCH FOCUS TWENTY FUND, INC.



         Fund Asset Management, L.P., the holder of shares of common stock, par value $0.10 per share, indicated below, of Merrill Lynch Focus Twenty Fund, Inc., a Maryland corporation (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

      Number of       Number of         Number of         Number of
   Class A Shares   Class B Shares   Class C Shares    Class D Shares
   --------------   --------------   --------------    --------------
        2,500           2,500           2,500              2,500


                                          FUND ASSET MANAGEMENT, L.P.
                                          By: /s/ TERRY K. GLENN
                                             ---------------------------------
                                              Authorized Officer


Dated:  December 21, 1999